Dean Heller

CERTIFICATE OF

FILED #C14108-03

<Graphic omitted>

Secretary of State

AMENDMENT

OCT 29 2003

(PURSUANT TO NRS 78.380)

202 North Carson Street

Carson City, Nevada  89701-4201

(775) 684-5708

Important:  Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.380 – Before Issuance of Stock)

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Remit in Duplicate –

1.

Name of corporation

POSEIDON CASINOS INC.

1.

The articles have been amended as follows (provide articles numbers, if available)

Article 1 has been amended to change the name of the Corporation to PROJECT ROMANIA INC.___________

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2.

The undersigned declare that they constitute at least two-thirds of the incorporators (check) _____ or of the board of directors (check) _______.

3.

The undersigned affirmatively declare that the date of this certificate, no stock of the corporation has been issued.

4.

Signatures

/s/ R. Michael Stunden________________

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Signature

Signature

October 28, 2003

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cuase this filing to be rejected.

Nevada Secretary of State Form 78.380 PROFIT AMEND 199.01

Revised on:  07/21/01